                                                                    EXHIBIT 10.4

                            HAWTHORNE SAVINGS, F.S.B.

                           DEFERRED COMPENSATION PLAN

                   Amended and Restated Effective May 1, 2003

                            HAWTHORNE SAVINGS, F.S.B.

                           DEFERRED COMPENSATION PLAN

                                    ARTICLE I

                                     PURPOSE

         1.1 Establishment of the Plan. Hawthorne Savings, F.S.B. (the "Company") hereby amends and restates the Hawthorne Savings, F.S.B. Deferred Compensation Plan (the "Plan") effective May 1, 2003. The Plan was established by the Company effective October 1, 2000, and previously amended on May 1, 2002.

         1.2 Purpose of the Plan. The purpose of the Plan is to permit a select group of management or highly compensated employees of the Company to defer payment of a portion of their current compensation, and to permit members of the Company's board of directors (the "Board") to defer receipt of director's fees. The Plan is unfunded and is intended to be exempt from the participation, vesting, funding, and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                                   ARTICLE II

                                   DEFINITIONS

         2.1 Definitions. The following definitions are in addition to any other definitions set forth elsewhere in the Plan. Whenever used in the Plan, capitalized terms shall have the meanings set forth below unless otherwise required by the context in which they are used:

                  (a) "Cash Incentive Compensation" means all forms of cash compensation earned by an Officer of the Company, other than base salary and sign-on bonuses.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c) "Compensation" means, with respect to an Officer, his or her base salary and Cash Incentive Compensation. "Compensation" means, with respect to a Non-Employee Director, any compensation, whether regular retainer, Board meeting fees, committee meeting fees, or otherwise earned by a Non-Employee Director for services rendered in such capacity.

                  (d) "Deferral Account" means the account established pursuant to Article VI to reflect a Participant's deferred compensation and adjustments thereto.

                  (e) "Non-Employee Director" means any member of the Company's Board of Directors who is not an employee of the Company.

                  (f) "Officer" means any employee of the Company who is an officer having the title of senior vice-president or a more senior title.

                  (g) "Participant" means any Officer or Non-Employee Director who meets the eligibility requirements of the Plan, as set forth in
Article IV, and who elects to defer Compensation under the Plan; and includes, where appropriate to the context, any former Officer or Non-Employee Director who is entitled to benefits under this Plan.

                  (h) "Plan Year" means the calendar year, except that the initial Plan Year shall commence on October 1, 2000, and end on December 31, 2000.

                  (i) "Unforeseeable Emergency" means a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or the Participant's dependent (as defined in Section 152(a) of the Code), loss of the Participant's property due to casualty or similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant.

                  (j) "Valuation Date" means the last day of each calendar month and any other date designated as such by the Committee.

                                  ARTICLE III

                                 ADMINISTRATION

         3.1 Committee. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board, which shall consist of not fewer than two members of the Board. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

         3.2 Authority of the Committee. The Committee shall have absolute authority in its discretion, to the maximum extent permissible by law, subject to and not inconsistent with the express provisions of the Plan, to interpret and administer the Plan and to make all determinations thereunder, including determinations as to eligibility and as to the amount and timing of benefit payments. In exercising its authority, subject only to applicable legal limitations, the Committee shall be under no obligation or duty to treat similarly situated Participants in the same manner, and any action taken by the Committee with respect to one Participant shall in no way obligate the Committee to take the same or similar action with respect to any other Participant. The Committee may adopt such rules as it deems necessary or advisable in order to carry out the purpose of the Plan. All questions of interpretation, administration and application of the Plan shall be determined by a majority of the members of the Committee then in office, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. Any interpretation or determination made by the Committee shall be conclusive and binding upon any person having or claiming any interest under the Plan and, in the event of judicial review, shall be entitled to the maximum deference allowable by law.

         3.3 Authority of Board. Notwithstanding the foregoing, if the Board does not appoint a Committee, the Board shall have all of the authority of and fulfill all of the functions of the Committee hereunder. If the Board does appoint a Committee, the Board may still reserve certain authority and responsibility to itself with respect to the Plan. To the extent necessary to be consistent with the provisions of this Section 3.3, any reference in the Plan to a decision, determination or action of the Committee shall be read and understood as referring to a decision, determination or action of the Board.

         3.4 Liability of Board and Committee Members. Except as otherwise required by law, no member of the Board or Committee shall be liable for anything whatsoever in connection with the administration of the Plan other than such member's own willful misconduct. In the performance of its functions with respect to the Plan, the Board and Committee shall be entitled to rely upon information and advice furnished by the Company's officers, accountants, legal counsel and any other party the Board and Committee deems necessary, and no member of the Board or Committee shall be liable for any action taken or not taken in reliance upon any such advice.

                                   ARTICLE IV

                                   ELIGIBILITY

         4.1 Eligibility. Each Officer and Non-Employee Director shall automatically be eligible to participate in the Plan.

                                   ARTICLE V

                                   DEFERRALS

         5.1 Deferrals. A Participant may elect to defer receipt of a portion of his or her Compensation for a Plan Year. An election to defer Compensation shall be made in writing prior to the first day of the Plan Year to which it applies, except that with respect to the first Plan Year in which an Officer or Non-Employee Director becomes eligible to participate in the Plan, the election must be made no later than thirty (30) days after the date on which such individual becomes eligible to participate in the Plan, and may only be made with respect to Compensation earned for services performed after such election.

                  All deferral elections shall be subject to the following rules:

                  (a) An Officer may elect to defer a whole percentage of his or her base salary, and/or a whole percentage of his or her Cash Incentive Compensation, which percentages need not be the same. Moreover, a deferral election with respect to Cash Incentive Compensation may specify that the Cash Incentive Compensation to be deferred for the Plan Year (i) shall not exceed a stated dollar amount and/or (ii) shall not be less than a stated minimum dollar amount (but not more than one hundred percent (100%) of the Cash Incentive Compensation). Amounts deferred from an Officer's base salary shall reduce the Officer's base salary in equal installments for each pay period during the Plan Year (or portion thereof) to which the election applies. Amounts deferred from an Officer's Cash Incentive Compensation shall reduce the Officer's Cash Incentive Compensation for the Plan Year on the date such Cash Incentive Compensation would otherwise be paid to such individual (which, in the case of discretionary annual cash bonuses, is generally within forty five (45) days following the end of the Plan Year).

                  (b) A Non-Employee Director may elect to defer a whole percentage of his or her Compensation.

                  (c) An election shall be irrevocable with respect to all Compensation payable for services performed by the Participant during the Plan Year following the date on which the election is received by the Committee, except that a Participant may terminate an election to defer Compensation if the Committee determines that the termination is necessary as a result of an Unforeseeable Emergency.

                  (d) While an election to defer Compensation shall relate solely to the Plan Year for which it is made, nonetheless, unless the Participant files a new election form on a timely basis for a subsequent Plan Year, a Participant's election form in effect for a Plan Year shall automatically renew and become applicable to the next following Plan Year.

         5.2      Election of Form and Time of Payment.

                  (a) At the time that a Participant makes a deferral election pursuant to Section 5.1, the Participant shall also designate on the Participant's deferral election form (i) the form in which the deferred amount for such Plan Year (and earnings thereon) is to be paid by the Company, and (ii) the time at which the deferred amount for such Plan Year (and earnings thereon) is to be paid by the Company.

                  (b)      The available forms of payment under the Plan are:
(i) a single lump sum payment; (ii) annual installments over a period of five
(5) years; and (iii) annual installments over ten (10) years.

                  (c) A Participant may designate (i) that payment is to be made upon the Participant's attainment of a particular age; (ii) that payment is to be made upon termination of the Participant's services as an Officer or Non-Employee Director for any reason; or (iii) that payment is to be made upon the Participant's attainment of a particular age, but not prior to termination of the Participant's services. Subject to paragraphs (d) and (e), payment shall be made (or, in the case of installments, commence) in accordance with the Participant's election, as soon as practicable following the date designated by the Participant.

                  (d) Notwithstanding any election made by a Participant pursuant to this Section 5.2, in the event that a Participant's service terminates prior to the Participant's attainment of age sixty (60), the Participant's entire Deferral Account balance shall be paid in a single lump sum as soon as practicable following the Participant's termination of service.

                  (e) Notwithstanding the foregoing, in the event that the Committee determines that payment of an amount at the time elected by the Participant would result in all or a portion thereof not being deductible for federal income tax purposes, pursuant to Section 162(m) of the Code, the Committee, in its sole discretion, may defer the payment (or a portion thereof) until the earliest year in which the payment (or the portion) is fully deductible.

                  (f) Any election of a specified payment form or date pursuant to this Section 5.2 shall be subject to any restrictions that the Committee may, in its sole discretion, choose to establish in order to limit the number of different payment forms or dates that a Participant may have in effect at one time.

                  (g) Except as otherwise provided in Sections 5.3 and 5.4, all elections of forms and times of payment are irrevocable thirty (30) days after they are made.

         5.3      Modification of Prior Election; Acceleration of Payment Date.

                  (a) In the event of an Unforeseeable Emergency, the Committee, in its sole discretion, may allow a Participant, to accelerate payment hereunder and receive an amount which, under the original election form filed by the Participant, would not be payable until a future date, but only to the extent necessary to prevent severe financial hardship. Such action shall be taken only if the Participant submits an application describing the circumstances which the Participant believes justify the payment and the amount necessary to prevent severe financial hardship, together with such supporting evidence as the Committee may reasonably require. Payment may not be made under this paragraph (a) to the extent that the Participant's hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise;
(ii) by liquidation of the Participant's assets, to the extent that this would not in itself cause severe financial hardship; or (iii) by the termination of the Participant's election to defer the payment of compensation hereunder.

                  (b) A Participant may at any time change a prior election and elect to accelerate payment hereunder by giving prior written notice thereof to the Committee; provided, however, that any such election change shall result in a reduction in the Participant's Deferral Account by ten percent (10%) of the amount with respect to which the election change is being made, determined as of the date of the election change.

         5.4 Modification of Prior Election: Deferral of Payment Date or Change in Form of Payment. A Participant may at any time change a prior election and elect to (i) delay the date on which payment is to be made (or, in the case of installments, commence) or (ii) change the form in which payment is to be made, by giving prior written notice thereof to the Committee; provided, however, that any such election change shall not be effective unless it is made no less than one year prior to the date on which payment would otherwise have been made (or commenced), absent the election change.

         5.5 Restriction on Payment. Notwithstanding the above paragraphs, any fixed payment date elected by a Participant as provided under Article V must be no earlier than the January 1 of the third calendar year after the calendar year in which the election is made or in which the Participant gives a written notice of extension.

                                   ARTICLE VI

                                DEFERRAL ACCOUNTS

         6.1 Accounts. The Committee shall establish and maintain a Deferral Account in the name of each Participant to record the deferred compensation payable to the Participant hereunder, and shall, if applicable, establish and maintain subaccounts for each deferral election of each Participant that could cause a payment to be made at a different time or form from other payments of deferrals elected by the same Participant. A Participant's Deferral Account shall be for bookkeeping purposes only and shall not be deemed to create a fund or trust for the benefit of any Participant. A Participant's Deferral Account shall be fully and immediately vested.

         6.2 Credits and Adjustments. Each Participant's Deferral Account shall periodically be adjusted as follows:

                  (a) Amounts deferred by a Participant pursuant to Article V shall be credited to the Participant's Deferral Account as of the dates as of which they are applied to reduce the Participant's applicable Compensation.

                  (b) As of each Valuation Date, a Participant's Deferral Account balance shall be credited with interest at a rate equal to the interest rate on 10-year Treasury notes, as in effect on the last date of the calendar year quarter immediately preceding the calendar year quarter in which occurs such Valuation Date, plus two and one-half percent (2.5%).

                  (c) As of the date of any distribution to a Participant, a Participant's Deferral Account shall be reduced by the amount of the distribution and, if applicable, by the amount of any penalty imposed, pursuant to Section 5.3(b).

                  (d) Payment of Deferred Amounts. A Participant's Deferral Account shall be paid by the Company to the Participant in accordance with the Participant's deferral elections, but subject to the provisions of Section 5.2. If such payment is to be made in the form of a lump sum, it shall be in an amount equal to the balance of the Deferral Account (or the subaccount) being paid, determined as of the Valuation Date coincident with or immediately preceding the payment date. If the payment is to be made in the form of installments, the amount of each installment payment shall be equal to the quotient determined by dividing (i) the value of the portion of the Deferral Account (or the subaccount) to which the installment payment election applies, determined as of the Valuation Date coincident with or immediately preceding the date the payment is to be made, by (ii) the number of years over which the installment payments are to be made, less the number of years in which prior payments attributable to such installment payment election have been made.

                                  ARTICLE VII

                               GENERAL PROVISIONS

         7.1 Unfunded Obligation. Deferred amounts to be paid to Participants pursuant to the Plan shall constitute unfunded obligations of the Company. The Deferral Accounts provided by the Plan are for accounting purposes only and shall not be funded by a trust or by any segregated assets.

         7.2 Informal Funding Vehicles to Facilitate Payment. The Company may, but need not, arrange for the purchase of insurance contracts or other assets and may, but need not establish a so-called "rabbi trust" or other informal funding vehicle to facilitate the payment of benefits and to discharge the liability of the Company under the Plan. The making of any such investments and/or the creation or maintenance of memorandum accounts or a rabbi trust or other informal funding vehicles shall not, however, be deemed to create a trust or a fiduciary relationship between the Committee or the Company and a Participant or otherwise confer on any Participant or his or her creditors a vested or beneficial interest in any assets of the Company whatsoever. Participants have no claim against the Company for any changes in the value of any assets which may be invested or reinvested by the Company with respect to the Plan.

         7.3 Status of Participants. Each Participant shall be a general unsecured creditor of the Company with respect to amounts payable hereunder, the Plan constituting a mere promise by the Company to make benefit payments in the future.

         7.4 Beneficiary. For purposes hereof a "Beneficiary" shall mean the person or persons to whom payments are to be paid pursuant to the terms of the Plan in the event of a Participant's death. A Participant may designate a Beneficiary on a form provided by the Committee, executed by the Participant, and delivered to the Committee; provided, however, that if a married Participant designates a Beneficiary other than not them the Participant's spouse, the designation shall be valid only if consented to, in a notarized writing, by the Participant's spouse. Subject to the foregoing, a Participant may change a Beneficiary designation at any time. Subject to the property rights of any prior spouse, if no Beneficiary is designated, if the designation is ineffective, or if the Beneficiary dies before the balance of the Account is paid, the balance shall be paid to the Participant's surviving spouse, or if there is no surviving spouse, to the Participant's estate.

         7.5 Incapacity of Participant or Beneficiary. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor, for whom a guardian or other person legally vested with the care of his person or estate has been appointed; provided, however, that if the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his or her affairs because of incompetency, or because he or she is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or to any person or institution considered by the Committee to have incurred expense for such person or otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan. If a guardian of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. In the event a person claiming or receiving benefits under the Plan is a minor, payment may be made to the custodian of an account for such person under the Uniform Gifts to Minors Act. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

         7.6 Nonassignment. The right of a Participant to the payment of any amounts under the Plan may not be assigned, transferred, pledged or encumbered nor shall such right or other interests be subject to attachment, garnishment, execution or other legal process.

         7.7 No Right to Continued Employment. Nothing in the Plan shall be construed to confer upon any Participant any right to continued employment with the Company, nor shall the

Plan interfere in any way with the right of the Company to terminate the employment of any Participant at any time without assigning any reason therefor.

         7.8 No Guarantee of Board Membership. No provision in this Plan shall be deemed or construed to impair or affect in any manner whatsoever the right of the Company and its shareholders to discontinue or terminate the services of any member of the Board to the same extent as if this Plan were not in existence and had not been established.

         7.9 Tax Withholding. Appropriate taxes shall be withheld from cash payments made to Participants pursuant to the Plan. To the extent tax withholding is payable in connection with the Participant's deferral of income, rather than in connection with the payment of deferral amounts, such withholding may be made from other wages and salary currently payable to the Participant, or, as determined by the Committee, the amount of the deferral elected by the Participant may be reduced in order to satisfy required tax withholding for employment taxes and any other taxes.

         7.10     Claims Procedure.

                  (a) If a claim for benefits is denied, the Committee shall furnish to the claimant within ninety (90) days after its receipt of the claim (or within one hundred eighty (180) days after such receipt if special circumstances require an extension of time) a written notice which (i) specifies the reasons for the denial; (ii) refers to the pertinent provisions of the Plan on which the denial is based; (iii) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary; and (iv) explains the claims review procedures.

                  (b) Upon the written request of the claimant submitted within sixty (60) days after his or her receipt of such written notice, the Committee shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, permit the claimant to review any documents which are pertinent to the claim, permit the claimant to submit issues and comments in writing and afford the claimant an opportunity to meet with appropriate representatives of the Committee as a part of the review procedure. Within sixty (60) days after its receipt of a request for review (or within one hundred twenty (120) days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Committee shall notify the claimant in writing of its decision and the reasons for its decision and shall refer the claimant to the provisions of the Plan which form the basis for its decision.

         7.11 Amendment, Suspension and Termination of Plan. The Company may from time to time amend, suspend or terminate the Plan, in whole or in part. Without limiting the foregoing, any amendment, suspension, or termination of the Plan may, without the Consent of any Participant, (i) affect a Participant's ability to make future deferrals; and (ii) on a prospective basis, affect the rate at which interest is credited to a Participant's existing Deferral Account under Section 6.2. Notwithstanding the foregoing, no amendment, suspension or termination of the Plan may, without the consent of the affected Participant, impair the right of a Participant to receive his or her existing Deferral Account balance in accordance with the terms of the Plan prior to the effective date of such amendment, suspension or termination; provided, however, that upon a termination of the Plan, the Company may provide for the accelerated distribution of Deferral Account balances.

         7.12 Applicable Law. To the extent not preempted by federal law, the Plan shall be construed and governed in accordance with the internal laws of the State of California.

         IN WITNESS WHEREOF, Hawthorne Savings, F.S.B. has caused this Plan to be executed by its duly authorized officer.

                                               HAWTHORNE SAVINGS, F.S.B.:

                                               By: /s/ EILEEN LYON
                                                  ------------------------------
                                                  Eileen Lyon
                                                  Senior Vice President
                                             Date: April 22, 2003
                                                  ------------------------------
                                       9

                                TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
ARTICLE I           PURPOSE...........................................................       1

         1.1    Establishment of the Plan.............................................       1

         1.2    Purpose of the Plan...................................................       1

ARTICLE II          DEFINITIONS.......................................................       1

         2.1    Definitions...........................................................       1

ARTICLE III         ADMINISTRATION....................................................       2

         3.1    Committee.............................................................       2

         3.2    Authority of the Committee............................................       2

         3.3    Authority of Board....................................................       2

         3.4    Liability of Board and Committee Members..............................       3

ARTICLE IV          ELIGIBILITY.......................................................       3

         4.1    Eligibility...........................................................       3

ARTICLE V           DEFERRALS.........................................................       3

         5.1    Deferrals.............................................................       3

         5.2    Election of Form and Time of Payment..................................       4

         5.3    Modification of Prior Election; Acceleration of Payment Date..........       5

         5.4    Modification of Prior Election:  Deferral of Payment Date or Change in
                Form of Payment.......................................................       5

         5.5    Restriction on Payment................................................       5

ARTICLE VI          DEFERRAL ACCOUNTS.................................................       5

         6.1    Accounts..............................................................       5

         6.2    Credits and Adjustments...............................................       6

ARTICLE VII         GENERAL PROVISIONS................................................       6

         7.1    Unfunded Obligation...................................................       6

         7.2    Informal Funding Vehicles to Facilitate Payment.......................       6

         7.3    Status of Participants................................................       7

         7.4    Beneficiary...........................................................       7

         7.5    Incapacity of Participant or Beneficiary..............................       7

         7.6    Nonassignment.........................................................       7

         7.7    No Right to Continued Employment......................................       7

                               TABLE OF CONTENTS
                                  (continued)

                                                                                  PAGE
                                                                                  ----
7.8    No Guarantee of Board Membership......................................       8

7.9    Tax Withholding.......................................................       8

7.10   Claims Procedure......................................................       8

7.11   Amendment, Suspension and Termination of Plan.........................       8

7.12   Applicable Law........................................................       9

                                 AMENDMENT NO. 1
                                     TO THE
                            HAWTHORNE SAVINGS, F.S.B.
                           DEFERRED COMPENSATION PLAN
                  (AMENDED AND RESTATED EFFECTIVE MAY 1, 2003)

         Pursuant to Section 7.11 of the Hawthorne Savings, F.S.B. Deferred Compensation Plan, as amended and restated effective May 1, 2003 (the "Plan"), the Plan is hereby amended, effective August 18, 2003, in the following respects only:

         A new Subsection 2.1(k) is added to the Plan to read as follows:

                  (k) "Loan Officer" means an employee of the Company who is designated as a loan officer and holds the title of vice president.

         Section 4.1 of the Plan is amended in its entirety to read as follows:

         4.1 Eligibility. Each Officer and Non-Employee Director automatically shall be eligible to participate in the Plan. Each Loan Officer named by the Committee or satisfying requirements or criteria established from time to time by the Committee also shall be eligible to participate in the Plan.

         IN WITNESS WHEREOF, Hawthorne Savings, F.S.B. has caused this amendment to be executed by its duly authorized officer on this 18th day of August, 2003.

                                                 HAWTHORNE SAVINGS, F.S.B.

                                                    By: /s/ EILEEN LYON
                                                       -------------------------

                                                 Title: Senior Vice President
                                                       -------------------------